EXHIBIT 99.1

Anika Reports Third Quarter 2021 Financial Results

Revenue growth of 25% year-over-year
Company revises revenue growth outlook for 2021 to 9-11% on COVID Delta headwinds

BEDFORD, Mass., Nov. 04, 2021 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its third quarter ended September 30, 2021.

Third Quarter 2021 Financial Summary

  Revenue in the third quarter of 2021 was $39.5 million, 25% higher than prior year, compared with $31.7 million in the third quarter of 2020, due primarily to favorable order timing in Joint Pain Management.
    Joint Pain Management revenue of $26.2 million, up 42%
    Joint Preservation and Restoration revenue of $11.2 million, lower by 4%
    Other revenue of $2.2 million
  Gross margin was 58%, reflecting $3.0 million of acquisition related amortization expenses. Adjusted gross margin1, excluding these charges, was 66%.
  Net income was $0.6 million, or $0.04 per diluted share, compared to net loss of $6.4 million, or $0.45 loss per diluted share, in the prior year. Net income this quarter benefited from a reduction in the value of contingent consideration of $1.9 million, net of tax, or $0.13 per diluted share. Adjusted net income1 for the quarter was $0.8 million, or $0.05 per diluted share, compared to $0.8 million, or $0.05 per diluted share, in the prior year.
  Adjusted EBITDA1 was $5.8 million, compared to $4.9 million in the third quarter of 2020.
  Operating cash flow was $2.1 million; cash balance was $91.0 million.

1 See description of non-GAAP financial information contained in this release.

Recent Operational Highlights

  Launched Anika’s WristMotion® Total Wrist Arthroplasty System at the American Society for Surgery of the Hand (ASSH) annual meeting. The WristMotion® Total Wrist Arthroplasty System is designed to preserve natural motion and maximize stability providing an advanced solution for wrist arthritis.
  Received additional 510(k) clearance for Tactoset® Injectable Bone Substitute for hardware augmentation. This 510(k) clearance expands the capability of Tactoset for augmenting suture anchor fixation during surgical procedures.
  Attended first major industry event, American Academy of Orthopedic Surgeons annual meeting, in August 2021 showcasing the full integrated Anika portfolio.
  Continued to strengthen Anika’s leadership team with the addition of Anne Nunes as Vice President of Operations bringing industry leading expertise to our global manufacturing and supply chain organization.
  Anika’s Board of Directors appointed 35-year industry veteran Sheryl Conley as a new independent director bringing deep orthopedic industry commercial leadership experience to the Board.
  Executed on planned operational initiative to roll-out Anika’s existing global ERP system, SAP, to legacy Parcus and Arthrosurface operations, providing additional operational capabilities and synergies in support of the Company’s growth strategy.

“We continue to make progress in our transformational strategy as Anika establishes itself in the joint preservation and restoration markets,” Cheryl R. Blanchard, Ph.D., Anika’s President and CEO, commented. “We are pleased with our third quarter results despite the continued headwinds and ongoing unpredictability due to COVID, and more recently the Delta variant. We are seeing the demand for our products in the ambulatory surgical center as a significant opportunity as we continue to invest in expanding our product portfolio for minimally invasive joint preservation treatments. We remain laser focused on our long-term strategy to double our revenues by 2024, off our 2019 base despite near term COVID challenges.”

Fiscal 2021 Outlook

The Company expects its overall revenue for fiscal year 2021 to grow 9-11% year-over year, compared with previous guidance of 11-14%, primarily due to the increased impact of COVID. This annual revenue growth is driven by Joint Preservation and Restoration growth in the upper-teens percent range with mid-single digit growth in Joint Pain Management. Other revenue is expected to grow mid-single digits for the year.

There remains continued uncertainty in the global market associated with the impact of the COVID pandemic, and the Company’s outlook for fiscal 2021 is subject to changing dynamics associated with COVID including additional variants, vaccine distribution, and other related developments.

Conference Call Information

Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, November 4, 2021 at 5:00 pm ET. The conference call can be accessed by dialing 1-866-437-2398 (toll-free domestic) or 1-856-344-9206 (international) and providing the conference ID number 8047540. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

Non-GAAP Financial Information

Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin

In Q3 2021, adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets, the impact of inventory fair-value step up associated with our recent acquisitions and non-cash product rationalization charges.

Adjusted EBITDA

In Q3 2021, adjusted EBITDA is defined by the Company as GAAP net income excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, and non-cash product rationalization charges.

Adjusted Net Income and Adjusted EPS

Adjusted net income is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, and the non-cash product rationalization charges. In the context of adjusted net income, the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, and non-cash product rationalization charges. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with recent acquisition transactions, each on a tax effected basis if applicable.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income, adjusted net income to net income and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including those statements in the last two sentences of the quotation from Dr. Blanchard, and in the section captioned “Fiscal 2021 Outlook” related to potential future revenues and the impacts of COVID. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. We partner with clinicians to understand what they need most to treat their patients and we develop minimally invasive products that restore active living for people around the world. We are committed to leading in high opportunity spaces within orthopedics, including osteoarthritis pain management, regenerative solutions, soft tissue repair and bone preserving joint technologies. Anika is headquartered in Massachusetts with operations in the United States and Europe. For more information about Anika, please visit www.anika.com.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Executive Director, Investor Relations and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$39,536	$31,694	$111,973	$97,769
Cost of Revenue	16,513	14,351	47,164	45,487
Gross Profit	23,023	17,343	64,809	52,282

Operating expenses:
Research and development	7,673	5,217	21,327	15,799
Selling, general and administrative	17,500	15,903	53,664	44,884
Goodwill impairment	-	-	-	18,144
Change in fair value of contingent consideration	(3,450)	4,150	(21,920)	(16,176)
Total operating expenses	21,723	25,270	53,071	62,651
Income (loss) from operations	1,300	(7,927)	11,738	(10,369)
Interest and other expense, net	(48)	(228)	(141)	(118)
Income (loss) before income taxes	1,252	(8,155)	11,597	(10,487)
Income taxes	694	(1,744)	1,670	(2,161)
Net income (loss)	$558	$(6,411)	$9,927	$(8,326)

Net income (loss) per share:
Basic	$0.04	$(0.45)	$0.69	$(0.59)
Diluted	$0.04	$(0.45)	$0.68	$(0.59)

Weighted average common shares outstanding:
Basic	14,429	14,205	14,389	14,202
Diluted	14,647	14,205	14,588	14,202

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	September 30,	December 31,
ASSETS	2021	2020
Current assets:
Cash, cash equivalents and investments	$90,976	$98,318
Accounts receivable, net	32,352	24,102
Inventories, net	35,019	46,209
Prepaid expenses and other current assets	7,433	8,754
Total current assets	165,780	177,383
Property and equipment, net	49,111	50,613
Right-of-use assets	21,397	22,619
Other long-term assets	23,671	15,420
Intangible assets, net	85,021	91,157
Goodwill	7,950	8,413
Total assets	$352,930	$365,605
		-
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,942	$8,984
Accrued expenses and other current liabilities	17,339	14,793
Contingent consideration	3,490	13,090
Total current liabilities	28,771	36,867
Other long-term liabilities	1,489	1,244
Contingent consideration	-	22,320
Deferred tax liability	12,972	11,895
Lease liabilities	19,638	20,879

Stockholders’ equity:
Common stock, $0.01 par value	144	143
Additional paid-in-capital	63,864	55,355
Accumulated other comprehensive loss	(5,319)	(4,542)
Retained earnings	231,371	221,444
Total stockholders’ equity	290,060	272,400
Total liabilities and stockholders’ equity	$352,930	$365,605

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands	2021	2020	2021	2020
Gross Profit	$23,023	$17,343	$64,809	$52,282
Product rationalization related charges	-	-	2,063	1,920
Acquisition related intangible asset amortization	1,562	1,562	4,686	4,283
Acquisition related inventory step up	1,458	3,273	6,244	7,396
Adjusted Gross Profit	$26,043	$22,178	$77,802	$65,881

Adjusted Gross Margin	66%	70%	69%	67%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands, except per share data	2021	2020	2021	2020
Net income (loss)	$558	$(6,411)	$9,927	$(8,326)
Interest and other expense, net	48	228	141	118
Provision (benefit) for income taxes	694	(1,744)	1,670	(2,161)
Depreciation and amortization	1,789	1,718	5,226	5,132
Share-based compensation	2,863	1,920	7,919	3,953
Product rationalization	-	-	2,063	2,892
Acquisition related expenses	-	-	-	4,157
Acquisition related intangible asset amortization	1,787	1,760	5,361	4,831
Acquisition related inventory step up	1,458	3,273	6,244	7,396
Goodwill impairment	-	-	-	18,144
Change in fair value of contingent consideration	(3,450)	4,150	(21,920)	(16,176)
Adjusted EBITDA	$5,747	$4,894	$16,631	$19,960

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands, except per share data	2021	2020	2021	2020
Net income (loss)	$558	$(6,411)	$9,927	$(8,326)
Product rationalization, tax effected	-	-	1,590	2,377
Acquisition related expenses, tax effected	-	-	-	3,174
Acquisition related intangible asset amortization, tax effected	1,146	1,340	3,898	3,688
Acquisition related inventory step up, tax effected	935	2,492	4,626	5,646
Goodwill impairment, tax effected	-	-	-	15,773
Change in fair value of contingent consideration, tax effected	(1,865)	3,336	(17,152)	(13,873)
Adjusted net income	$774	$757	$2,889	$8,459

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
in thousands, except per share data	2021	2020	2021	2020
Diluted earnings (loss) per share (EPS)	$0.04	$(0.45)	$0.68	$(0.59)
Product rationalization, tax effected	-	-	0.11	0.17
Acquisition related expenses per share, tax effected	-	-	-	0.22
Acquisition related intangible asset amortization, tax effected	0.08	0.09	0.27	0.26
Acquisition related inventory step up, tax effected	0.06	0.18	0.32	0.40
Goodwill impairment, tax effected	-	-	-	1.11
Change in fair value of contingent consideration, tax effected	(0.13)	0.23	(1.18)	(0.98)
Adjusted diluted EPS	$0.05	$0.05	$0.20	$0.59

Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
in thousands	2021	%	2020	%	2021	%	2020	%
Joint Pain Management	26,153	66%	$18,439	58%	69,790	62%	$66,168	68%
Joint Preservation and Restoration	11,193	28%	11,715	37%	35,296	32%	26,233	27%
Other	2,190	6%	1,540	5%	6,887	6%	5,368	5%
Revenue	39,536	100%	31,694	100%	111,973	100%	97,769	100%